EXHIBIT 99.1

Catherine Turcotte, Executive Director YMCA of Harrison County 812/734-0770 David T. Richardson, Chief Financial Officer The Keller Manufacturing Company, Inc. 812/738-2222	JOINT PRESS RELEASE dated 11/21/03

YMCA AND KELLER SIGN PURCHASE AGREEMENT
FOR KELLER SPORTS PARK

Corydon, Indiana, November 21, 2003 – The Keller Manufacturing Company, Inc. (OTCBB: KMFC) has agreed to sell the 44-acre property where Keller Sports Park is located to the YMCA of Harrison County for $500,000. The YMCA will in turn sell to the Friends of Harrison County Youth the land where they are building baseball and softball fields. The property recently appraised for $1,030,000.

        “It was always our intent to arrive at a deal that worked for both the YMCA and Keller. In our case, it meant giving the YMCA a substantial discount, which we are happy to do to preserve this impressive recreational complex,” said David T. Richardson, Chief Financial Officer of Keller Manufacturing.

        In an effort to save jobs and to improve the financial condition of Keller, the company had contacted the YMCA and Friends of Harrison County Youth in September about buying Keller Sports Park, the 44 acres where a baseball and soccer complex is currently under construction. The YMCA and Friends had previously leased the property for $1 per year.

        “From the beginning, Keller Sports Park has been a wonderful example of what is possible when many groups come together to do something great for kids. And, that theme continues,” said Catherine Turcotte, executive director of the YMCA of Harrison County.

        “We are grateful to Keller for giving us a sizeable discount on the property, and also grateful for the Friends’ commitment to this project’s success,” she added.

        The fundraising campaign for the Keller Sports Park has already begun. To make a donation, please contact the YMCA at 812-734-0770 or the Friends at 812-738-6259.

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        The YMCA Soccer program serves 400 kids in its spring program, and 350 in the fall. The Friends of Harrison County Youth runs the local baseball and softball program that serves more than 500 kids annually.

        Keller Sports Park has been seeded, and will be ready for play next fall. The complex will have eight soccer fields, six baseball fields, a concession stand, restrooms, playground, picnic pavilions, and parking for 516 cars. The new Indian Creek Trail project also has plans to link Keller Sports Park and the YMCA to downtown Corydon, with a scenic walkway along the creek.

About YMCA of Harrison County

The YMCA of Harrison County is a non-profit corporation with a mission to put Christian principles into practice through programs that build healthy spirit, mind and body for all.

About Friends of Harrison County Youth

The Friends of Harrison County Youth is a non-profit corporation dedicated to providing a quality baseball and softball program to the youth of Harrison County.

About Keller

The Keller Manufacturing Company, Inc. (OTCBB: KMFC) is a leading manufacturer of solid wood bedroom, dining room and occasional furniture. Keller furniture is sold through middle to upper-middle priced retailers in all 50 states and Canada. For more information about The Keller Manufacturing Company, Inc., visit our website at www.kellerfurniture.com.

The news release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements may include statements regarding the intent, belief or current expectations of The Keller Manufacturing Company, Inc. (the “Company”) or its officers with respect to (i) the Company’s strategic plans, (ii) the policies of the Company regarding capital expenditures, dividends, financing and other matters, and (iii) industry trends affecting the Company’s financial condition or results of operations. Readers of this news release are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward looking statements contained in this news release will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved.

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